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                                                                  Exhibit (j)(2)
                             DAY, BERRY & HOWARD LLP
                               COUNSELLORS AT LAW
                                   CityPlace I
                               Hartford, CT 06103

                                 August 1, 2005

The Galaxy Fund
c/o Columbia Funds Services, Inc.
P.O. Box 8081
Boston, MA 02266-8081

       Re:     Galaxy Connecticut Municipal Money Market Fund

Gentlemen:

        We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statement of Additional Information relating to the above-referenced fund included in Post-Effective Amendment No. 68 to your Registration Statement on Form N-1A (File Nos. 33-4806 and 811-4636) as filed with the Securities and Exchange Commission.

                                                Very truly yours,

                                                /s/ Day, Berry & Howard LLP
                                                --------------------------------
                                                DAY, BERRY & HOWARD LLP